                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Forms S-8 No. 33-04295, No. 33-43898 and No. 333-11039) pertaining to the
Incentive Stock Option Plan of Westcorp, the Westcorp 1991 Incentive Stock Option Plan and the Westcorp Employee Stock Ownership and Salary Savings Plan, respectively, and in the related prospectus of our report dated January 25, 1999, with respect to the consolidated financial statements of Westcorp included in the Annual Report (Form 10-K) for the year ended December 31, 1998.

                                                  ERNST & YOUNG LLP

Los Angeles, California
March 26, 1999